Exhibit 10.3

Severance Agreement

This severance agreement (the "Severance Agreement") is entered into 10.8.2023 between:

IO Biotech ApS

c/o COBIS

Ole Maaløes Vej 3

2200 Copenhagen

CVR-nr.36474483

(the “Company")

and

Eva Ehrnrooth

(the "Employee")

(together the “Parties”)

1.
Termination of employment
1.1.
Following the negotiations on changes to the Employee’s role in the Company, the Company and the Employee have amicably agreed to enter into the Severance Agreement, according to which the Employee's employment will terminate on 31 January 2024 (the "Termination Date"). Termination of the employment has taken place at the initiative of the Company and is due to circumstances related to the Company. The Employee has not in any way given reason for the dismissal and hence the Employee is a "good leaver".
2.
Obligation to work until the Termination Date
2.1.
The Employee has been released from her duty to work on 2 August 2023. The Employee acknowledges that the Company has provided the Employee with six-months’ notice in accordance with the terms of the Services Agreement, effective as of October 1, 2017, between the Employee and the Company, as amended by the Addendum to the Services Agreement, dated as of August 21, 2017 (the “Services Agreement”).
2.2.
Until the Termination Date, the Employee shall be entitled to take up other employment or to start an independent business, provided that it is not in competition with the activities of the Company.
3.
Return of property
3.1.
No later than on the Termination Date, the Employee shall return all materials and items belonging to the Company or relating to the business of the Company.
3.2.
The Employee is entitled to keep the mobile phone and her phone number free of charge after the Termination Date. Further, the Employee may – if sufficient IT guarantees can be reached - keep the laptop free of charge, provided the laptop does not contain any Company data, after the Termination Date. Any tax consequences will be of no concern to the Employee.
3.3.
The Employee shall not delete, modify or copy any business-related data belonging to the Company or relating to the business of the Company.
3.4.
Katrine Hall-Andersen will contact the Employee in order to arrange transfer the Private emails and private files in Outlook and/or the Company's drives and/or BOX to a medium solely controlled by the Employee. Furthermore, the parties will check the laptop referred to in Clause 3.2 in order to transfer or delete any Company files as the case may be.
4.
Remuneration
4.1.
Until the Termination Date, the Employee's remuneration shall be paid as usual.
4.2.
The Employee's bonus entitlement, if any will be calculated and paid in accordance with the usual principles applied, however, only for the period until the Termination Date.

5.
Set-off
5.1.
The Company waives the right to set-off any other income earned by the Employee after the Release Date, provided this waiver of the right to set-off only relates to other non-competing employment.
6.
Share-based incentive programmes

6.1.
The Employee is entitled to keep warrants already granted and exercise them in accordance with the terms of the incentive programme. The Parties agree that the Company's termination of the Employee as a "good leaver" is subject to the terms in Appendix 2.6 § 2(1) (i) of the Articles of Association.
6.2.
The Employee will not be granted further warrants.
6.3.
The Employee shall keep the Company informed of the Employee’s current address as long as the Employee holds warrants in the Company or any group-affiliated companies.
7.
Holidays
7.1.
Holidays accrued up to and including December 2023 and all special days off shall be considered taken during the period up to the Termination Date. It is agreed that untaken holidays of holiday accrued in the holiday year 2022/2023 shall be carried over to the following holiday period (in Danish: ferieafholdelsesperiode). If the Employee obtains other employment or starts an independent business after the Release Date, holiday allowance from this will be set-off against the holiday allowance from the Company. The Employee shall immediately notify the Company in writing of such other employment or independent business, and at the same time document remuneration and other terms. Failure to do so will be regarded as a material breach of the Severance Agreement.
8.
Extraordinary severance pay
8.1.
The Employee will receive an extraordinary severance pay of DKK 792,000 which will be paid together with the last monthly salary. There will be no set-off against the extraordinary severance pay and it does not entail any additional obligation to work for the Company.
8.2.
The extraordinary severance pay does not generate pension contributions or holiday allowance.
8.3.
Payment of the extraordinary severance pay is conditional upon the Employee not raising any claims against the Company relating to the employment or the termination hereof. In the event of summary dismissal with just cause, the Employee’s right to the extraordinary severance allowance will lapse.
9.
Duty of loyalty and confidentiality
9.1.
The Employee’s duty of loyalty continues until the Termination Date. This e.g. means that the Employee:
1.
is not entitled to start any kind of business or in any way be engaged in any business which, directly or indirectly, competes with the Company’s activities, and
2.
may not be professionally engaged in the activities and interests of the Company’s customers except as necessary for the performance of the Employee’s duties.
9.2.
In the event of inquiries from customers, suppliers, business partners or others with regard to the Company's affairs/business, the Employee must immediately refer to Mai-Britt Zocca – even if the enquiry is made via social media, for example LinkedIn.
9.3.
The Employee has a duty of confidentiality in respect of all information received in connection with the performance of the Employee’s duties. The duty of confidentiality remains in force after the Termination Date. Failure to observe the duty of confidentiality may have legal consequences for the Employee’s employment.
9.4.
Regardless of the duty of confidentiality, the Employee may report information about actual or potential breaches, including reasonable suspicions hereof, that are covered by the Company’s whistleblower scheme. The reporting shall be made to the Company’s whistleblower scheme and in accordance with the Company’s applicable guidelines.
9.5.
The Employee is not prevented from reporting information about the Company’s breaches or potential breaches of the Danish Act on Measures to Prevent Money Laundering and Financing of Terrorism (in Danish: hvidvaskloven) and rules issued pursuant thereto to the public authorities.
9.6.
The Employee is not entitled to use or disclose the Company's trade secrets, cf. Section 4 of the Danish Act on Trade Secrets (in Danish: lov om forretningshemmeligheder), and may not take any action that is contrary to good marketing practice, cf. Section 3 of the Danish Marketing Practices Act (in Danish: markedsføringsloven).
10.
Employment Clauses
10.1.
The combined non-competition and non-solicitation clause lapses. The non-solicitation clause part is terminated to expire on the Termination Date. The Employee is entitled to receive the Lump Sum referred to in Clause 18.1 (a) in the Service Agreement. The Lump Sum must be paid by the Company to the Employee on the Termination Date. The Employee is not entitled to further compensation.
11.
Full and final settlement

11.1.
The Parties agree that the Severance Agreement is entered into in full and final settlement of all existing and potential claims which the Parties may have against each other including claims under the Danish Contracts Act (in Danish: aftaleloven), the Danish Salaried Employees Act, the Danish Holiday Act, the Employment Clauses Act (in Danish: ansættelsesklausulloven), the Act on Employment Certificates (in Danish: ansættelsesbevisloven), the equal treatment and non-discrimination legislation as well as any other claims for payments made by the Employee except for payments specifically agreed in this Severance Agreement. The Employee acknowledges that the Employee shall have no further rights to compensation or benefits under the terms of the Service Agreement.
11.2.
The Severance Agreement is conditional upon the Employee not raising any claims against the Company relating to the employment or the termination hereof.
11.3.
It is a prerequisite for the Company’s entering into this Severance Agreement that the Employee has not before entering into this Severance Agreement or before the Termination Date, acted in a manner that would entitle the Company to summarily dismiss the Employee.
11.4.
When effecting payments under the Severance Agreement, the Company shall deduct income tax and social and labour market contributions incumbent on the Employee. The Company shall not be liable for any tax consequences arising out of or in connection with this Severance Agreement.
11.5.
Before entering into this Severance Agreement, the Employee has had sufficient time to consult legal counsel at the Employee’s own expense.
12.
Confidentiality etc.
12.1.
The content of the Severance Agreement and the Parties’ discussions are confidential. Thus, the existence and content of the Severance Agreement may not be disclosed by the Parties unless required by applicable law and/or applicable stock market rules.
12.2.
The Parties undertake an obligation of loyalty towards each other in any way when referring to or speaking of each other to third parties or to the general public.
12.3.
All communications regarding the termination of employment shall be made both internally and externally in accordance with the Company's instructions.
13.
Governing law and venue
13.1.
The governing law and venue clause in the Employee's employment agreement also apply to the Severance Agreement.

Date: ____________ Date: ____________

For the Company:

______________________ ______________________

Name: Eva Ehrnrooth